EXHIBIT 23



                  INDEPENDENT AUDITORS' CONSENT


THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.:

We consent to the incorporation by reference in Registration
Statement 2-92428 on Form S-8, Post Effective Amendment No. 7 to
Registration Statement No. 2-59290 on Form S-8 and Post Effective
Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8
of our report dated April 24, 1997, contained in the Company's 1996
Annual Report to shareholders and incorporated by reference in this Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc.
for the year ended February 22, 1997.





Deloitte & Touche LLP
Parsippany, New Jersey
May 13, 1997